UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 3, 2005

Hollywood Entertainment Corporation

(Exact name of registrant as specified in its charter)

Oregon	0-21824	93-0981138
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9275 SW Peyton Lane

Wilsonville, Oregon 97070

(Address of principal executive offices)

(503) 570-1600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On January 3, 2005, Hollywood Entertainment Corporation (the “Company”) received a letter from The Nasdaq Stock Market, Inc. indicating that the Company’s securities are subject to delisting from The Nasdaq National Market at the opening of business on January 12, 2005 because the Company has failed to comply with Marketplace Rules 4350(e) and 4350(g), which require that the Company hold an annual shareholder meeting, distribute a proxy statement and solicit proxies for the meeting. The Company has requested a hearing before a Nasdaq Listing Qualifications Panel to review the staff determination to delist the Company’s securities. A hearing request will stay the delisting of the Company’s securities pending the panel’s decision. The hearing panel, however, may not grant the Company’s request for continued listing.

ITEM 8.01 OTHER EVENTS

On January 7, 2005, the Company issued a press release announcing it received notification from Nasdaq that its securities are subject to delisting. This press release is attached as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

99.1	Press Release dated January 7, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hollywood Entertainment Corporation

Date: January 7, 2005	By:	/s/ Timothy R. Price
	Name:	Timothy R. Price
	Title:	Chief Financial Officer (principal financial and accounting officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated January 7, 2005.